Exhibit 10.14

Loan Number ______________

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of July 2, 2018, is entered into by and between BIOANALYTICAL SYSTEMS, INC., an Indiana corporation ("Borrower"), and FIRST INTERNET BANK OF INDIANA, an Indiana state bank ("Bank").

WITNESSETH THAT:

WHEREAS, Borrower and Bank entered into certain loan documents, including but not limited to that certain Credit Agreement dated June 23, 2017 (the "Loan Agreement"); and

WHEREAS, pursuant to the Loan Agreement, Bank established a revolving line of credit for Borrower in the original principal amount of up to Two Million and No/100 Dollars ($2,000,000.00) and a term loan in the original principal amount of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00); and

WHEREAS, Borrower has applied to Bank for modifications to the Loan Agreement and existing credit facilities, and for extension of an additional term loan in the principal amount of Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000.00); and

WHEREAS, Bank is willing to make such modifications to the Loan Agreement and extend such additional term loan on the terms and conditions stated herein.

NOW, THEREFORE, in consideration of these premises and the undertakings of the parties hereto, Borrower and Bank hereby agree as follows:

A.       Effect of Amendment. This Amendment shall not change, modify, amend or revise the terms, conditions and provisions of the Loan Agreement, the terms and provisions of which are incorporated herein by reference, except as expressly provided herein and agreed upon by the parties hereto. This Amendment is not intended to be nor shall it constitute a novation or accord and satisfaction of the outstanding instruments by and between the parties hereto. Borrower and Bank agree that, except as expressly provided herein, all terms and conditions of the Loan Agreement shall remain and continue in full force and effect. Borrower acknowledges and agrees that the indebtedness under the Loan Agreement remains outstanding and is not extinguished, paid or retired by this Amendment, or any other agreements between the parties hereto prior to the date hereof, and that Borrower is and continues to be fully liable for all obligations to Bank contemplated by or arising out of the Loan Agreement. Except as expressly provided otherwise by this Amendment, the credit facilities contemplated by this Amendment shall be made according to and pursuant to all conditions, covenants, representations and warranties contained in the Loan Agreement, as amended hereby.

B.       Definitions. Terms defined in the Loan Agreement which are used herein shall have the same meaning as set forth in the Loan Agreement unless otherwise specified herein.

C.       Additional Obligations of Borrower. In addition to the fees stated in the Loan Agreement, Borrower shall also pay: (i) all reasonable costs and expenses incidental to this Amendment, including, but not limited to, reasonable fees and out-of-pocket expenses of Bank's counsel; and (ii) a non-refundable renewal fee in the amount of Three Thousand and No/100 Dollars ($3,000.00), which fee shall be due and payable concurrently herewith, and (iii) a non-refundable commitment fee in the amount of Fifteen Thousand and No/100 Dollars ($15,000.00), which fee shall be due and payable concurrently herewith.

D.       Reaffirmation of Representations and Warranties. Borrower hereby reaffirms all representations and warranties contained in Section 3 of the Loan Agreement and within Section 3 of the Loan Agreement, all references to the Loan Agreement shall be deemed to include this Amendment.

E.       Reaffirmation of Covenants. Borrower hereby reaffirms its duty to comply with the covenants contained in Sections 4 and 5 of the Loan Agreement, as the same are modified herein.

F.       Reaffirmation of Events of Default and Rights of Bank. Borrower hereby reaffirms the events of default and rights of Bank contained in Section 6 of the Loan Agreement, as amended by this Amendment.

G.       Amendments.

(a)       Section 2.1 of the Loan Agreement is hereby deleted and replaced with the following:

2.1.       Revolving Credit Loans. (a) Subject to the terms and conditions of this Agreement, Bank hereby extends or continues to extend to Borrower a revolving line of credit facility (the "Facility") under which Bank shall make loans (the "Revolving Loans") to Borrower at Borrower's request from time to time during the term of this Agreement in an aggregate amount not to exceed Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00). Borrower may, from time to time, borrow, repay (without penalty or charge), and reborrow under the Facility, provided that the principal amount of all Revolving Loans outstanding at any one time under the Facility will not exceed the lesser of (i) Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) and (ii) the Borrowing Base (the "Revolving Loan Availability"). If the amount of Revolving Loans outstanding at any time under the Facility exceeds the Revolving Loan Availability, Borrower will, upon request, immediately pay the amount of such excess to Bank in cash. In the event Borrower fails to pay such excess following any such request, Bank may, in its discretion, setoff such amount against Borrower's accounts at Bank, if any, and, if such excess is not satisfied by such setoff, declare an Event of Default

(b)       Borrower may request a Revolving Loan by written or telephone notice to Bank. Bank will make Revolving Loans by crediting the amount thereof to Borrower's account at Bank, if any, or as otherwise directed by Borrower and approved by Bank. Loan proceeds will be used for general business purposes.

(c)       On June 23, 2017, Borrower issued and delivered to Bank a Revolving Note in the original principal amount of Two Million and No/100 Dollars ($2,000,000.00) (the "Original Note"), which Original Note is being amended and restated as of the date hereof in the new maximum principal amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) in the form attached hereto on Exhibit 2.1A (the "Revolving Note"), bearing interest and repayable as specified in the Revolving Note.

(d)       The term of the Facility will expire on June 30, 2019, and the Revolving Note will become payable in full on that date.

(b)       Section 2.3 is hereby added to the Loan Agreement as follows:

2.3.       Term Loan #2. (a) Subject to the terms and conditions hereof, Bank shall make to Borrower a term loan (the "Term Loan #2") on July 2, 2018 in an aggregate amount of Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000.00). The unpaid principal balance, together with all accrued but unpaid interest and reimbursable expenses, shall be payable in accordance with the terms of the Term Loan #2 as evidenced by a Term Loan Note (the "Term Note #2") to be issued by Borrower to Bank dated July 2, 2018 with a final maturity date of July 2, 2023, and otherwise in substantially the form of Exhibit 2.3.

(b)       The proceeds of the Term Loan #2 will be used to support the acquisition of Seventh Wave Laboratories, LLC and for general business purposes.

(c)       Borrower shall have the right to prepay the principal of the Term Loan #2 in accordance with the provisions and prepayment penalties set forth in the Term Note #2. Early principal payments will not, unless agreed to by Bank in writing, relieve Borrower of Borrower's obligation to continue to make regular monthly payments required by the Term Note #2. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Bank payments marked "paid in full", "without recourse" or similar language. If Borrower sends such a payment, Bank may accept it without losing any of Bank's rights under the Term Note #2, and Borrower will remain obligated to pay any further amount owed to Bank.

(c)       Section 4.2(f) is hereby added to the Loan Agreement as follows:

(a)       Within twenty (20) days after the end of each calendar month in which the borrowing under the Facility equals or exceeds $1.00, a Borrowing Base Certificate with supporting Accounts Receivable Invoice Data Aging and Accounts Payable Aging report in a format acceptable to Bank;

(c)       Section 5.10 of the Loan Agreement is hereby deleted and replaced with the following:

(a)       Borrower shall not permit the Minimum Debt Service Coverage Ratio, tested quarterly and measured on a trailing twelve (12) month basis, to be less than 1.25 to 1.0, for the quarter ending June 30, 2018 and each quarter thereafter.

The "Minimum Debt Service Coverage Ratio" means, for any computation period, the ratio of: (a) the sum of Borrower's (i) consolidated pre-tax net income for such period plus (ii) consolidated interest expense for such period, plus (iii) consolidated amortization expense during such period, plus (iv) consolidated depreciation expense during such period, plus (v) consolidated stock compensation expense during such period, plus (vi) non-recurring transaction costs of up to $525,000 related to the acquisition of Seventh Wave Laboratories, LLC and/or expansion of Premises #2, as approved by Bank (the sum of items (i) through (vi) "EBITDA") less (vii) distributions/dividends paid by Borrower in cash during such period, less (viii) consolidated unfunded capital expenditure expenses during such period, divided by (b) the sum of Borrower's (i) scheduled or required principal and interest payments during such period, plus (ii) consolidated cash interest payments made during such period.

(b)       Beginning with the fiscal quarter ending September 30, 2018, the Cash Flow Leverage Ratio, tested at the end of each fiscal quarter, shall not exceed 4.50 to 1.00.

The "Cash Flow Coverage Ratio" means, for any computation period, the ratio of: (a) Borrower's Total Funded Debt as of the last day of such period, divided by (b) Borrower's EBITDA calculated on a trailing twelve (12) month basis. For purposes of this calculation, "Total Funded Debt" means, as of any date of determination, the aggregate principal amount of indebtedness of the Borrower outstanding on such date, determined in accordance with GAAP, consisting of (i) indebtedness for borrowed money, (ii) unreimbursed obligations in respect of drawn letters of credit, (iii) obligations in respect of capitalized leases, (iv) obligations in respect of purchase money debt, and (v) debt obligations evidenced by bonds, debentures, promissory notes, loan agreements or similar instruments.

H.       New Paragraph. The following provisions shall be new or amended definitions in Exhibit 1 of the Loan Agreement:

"Borrowing Base" means an amount equal to 80% of the Eligible Accounts

"Cardinal Laboratories" means Cardinal Laboratories LLC, an Indiana limited liability company.

"Eligible Account" means an Account (as defined in the Uniform Commercial Code) owing to the Borrower (exclusive of any Account owing to an Affiliate that is not an Entity Guarantor) from an Account Debtor which meets each of the following requirements:

(a)       it arises from the sale or lease of goods or the rendering of services which have been earned or billed in accordance with signed contracts by the Borrower; and if it arises from the sale or lease of goods, (i) such goods comply with such Account Debtor's specifications (if any) and have been delivered to such Account Debtor and (ii) the Borrower has possession of, or if requested by the Bank has delivered to the Lender, delivery receipts evidencing such delivery;

(b)       it (i) is subject to a perfected, first priority Lien in favor of the Bank and (ii) is not subject to any other assignment, claim or Lien;

(c)       it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any counterclaim, setoff, reduction (collectively, "contra accounts") or any credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

(d)       there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto;

(e)       the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, unless the sale of goods or services giving rise to such Account is on letter of credit, banker's acceptance or other credit support terms reasonably satisfactory to the Bank;

(f)       it is not an Account arising from a "sale on approval," "sale or return," "consignment" or "bill and hold" or subject to any other repurchase or return agreement;

(g)       it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Borrower (or by any agent or custodian of the Borrower) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

(h)       it arises in the ordinary course of business of the Borrower;

(i)       if the Account Debtor is the United States or any department, agency or instrumentality thereof, the Borrower has assigned its right to payment of such Account to the Bank pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to the Bank) of such assignment has been delivered to the Bank;

(j)       if the Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

(k)       if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Bank or, in the case of electronic chattel paper, shall be in the control of the Bank, in each case in a manner satisfactory to the Bank;

(l)       such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (i) ninety (90) days past the original invoice date thereof, according to the original terms of sale;

(m)       it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts unless (i) such notice of business activities report has been duly and timely filed or the Borrower is exempt from filing such report and has provided the Bank with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by the Borrower for a nominal fee;

(n)       the Account Debtor with respect thereto is not an Affiliate of the Borrower; and

(o)       it is not owed by an Account Debtor with respect to which 15% or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (1) of this definition.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Bank at any time hereafter determines in its reasonable discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account after written notice of such determination is given to the Borrower shall cease to be an Eligible Account.

"Entity Guarantors" means BAS Evansville, Inc. and Cardinal Laboratories LLC.

"First Amendment" means that certain First Amendment to Credit Agreement executed by and between Borrower and Bank dated as of July 2, 2018.

"Loans" means the Term Loan, Term Loan #2, and the Revolving Loans.

"Notes" means the Term Note, Term Note #2, and Revolving Note, together with any renewals, amendments, restatements and extensions thereof.

"Security Agreement" means, individually or collectively as the context requires, (i) the Security Agreement and Perfection Certificate dated June 23, 2017 between Borrower and Bank, securing the Obligations, (ii) the Security Agreement and Perfection Certificate dated June 23, 2017 between Bank and BAS Evansville, Inc., securing its Guaranty of the Obligations, (iii) the Security Agreement and Perfection Certificate dated July 2, 2018 between Bank and Cardinal Laboratories, LLC, securing its Guaranty of the Obligations, (iv) the Grant of Security Interest in Trademarks dated June 23, 2017 executed by Borrower, securing the Obligations, and (iv) the Grant of Security Interest in Copyrights dated June 23, 2017 executed by Borrower, securing the Obligations.

"Term Loan #2" has the meaning assigned to that term in section 2.3 of the Agreement.

"Term Note #2" has the meaning assigned to that term in Section 2.3 of the Agreement.

I.       Necessary Documents. The obligation of Bank to make the modifications to the Loan Agreement under this Amendment is subject to the receipt by Bank on or before the date hereof of all of the following, each dated as of the date hereof or another date acceptable to Bank and each to be in the form and substance approved by Bank on the date on which this Amendment is executed and delivered by Borrower and Bank:

(1)       This Amendment executed by Borrower.

(2)       The Amended and Restated Revolving Note executed by Borrower.

(3)       Term Loan Note (Term Note #2) executed by Borrower.

(4)       Amended and Restated Guaranty Agreement executed by BAS Evansville, Inc.

(5)       Guaranty Agreement executed by Cardinal Laboratories LLC.

(6)       Mortgage (Premises #1) (securing Term Loan #2).

(7)       Mortgagor's Affidavit (Premises # 1)

(8)       Modification of Mortgage (Premises #1) (securing increased Facility).

(9)       Modification of Mortgage (Premises #2) (securing increased Facility).

(10)       Security Agreement executed by Cardinal Laboratories LLC.

(11)       Amended and Restated Environmental Indemnity Agreement executed by Borrower, BAS Evansville, Inc., and Cardinal Laboratories LLC.

(12)       Guarantor's Certificate executed by Cardinal Laboratories LLC.

(13)       Guarantor's Certificate executed by BAS Evansville, Inc.

(14)       Borrower's Certificate executed by Borrower.

(15)       Patriot Act Certification executed by Cardinal Laboratories LLC.

(16)       Such other documents, information, opinions, etc., as Bank may reasonably request.

J.       Representations and Warranties of Borrower. Borrower hereby represents and warrants, in addition to any other representations and warranties contained herein, in the Loan Agreement, the Loan Documents (as defined in the Loan Agreement) or any other document, writing or statement delivered or mailed to Bank or its agent by Borrower, as follows:

(1)       This Amendment constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms. Borrower has taken all necessary and appropriate corporate action for the approval of this Amendment and the authorization of the execution, delivery and performance thereof.

(2)       There is no Event of Default under the Loan Agreement, this Amendment or the Loan Documents.

(3)       Borrower hereby specifically confirms and ratifies its obligations, waivers and consents under each of the Loan Documents.

(4)       Except as specifically amended herein, all representations, warranties and other assertions of fact contained in the Loan Agreement and the Loan Documents continue to be true, accurate and complete.

(5)       Except as provided in writing to Bank prior to the date hereof, there have been no changes to the Articles of Incorporation, By-Laws, the identities of the named executive officers of Borrower, or the composition of the board of directors of Borrower since execution of the Loan Agreement.

(6)       Borrower acknowledges that the definition "Loan Documents" shall include this Amendment and all the documents executed contemporaneously herewith.

K.       Governing Law. This Amendment has been executed and delivered and is intended to be performed in the State of Indiana and shall be governed, construed and enforced in all respects in accordance with the substantive laws of the State of Indiana.

L.       Headings. The section headings used in this Amendment are for convenience only and shall not be read or construed as limiting the substance or generality of this Amendment.

M.       Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be considered an original, with the same effect as if the signatures were upon the same instrument.

N.       Modification. This Amendment may be amended, modified, renewed or extended only by written instrument executed in the manner of its original execution.

O.       Waiver of Certain Rights. Borrower waives acceptance or notice of acceptance hereof and agrees that the Loan Agreement, this Amendment, and all of the other Loan Documents shall be fully valid, binding, effective and enforceable as of the date hereof, even though this Amendment and any one or more of the other Loan Documents which require the signature of Bank, may be executed by an on behalf of Bank on other than the date hereof.

P.       Waiver of Defenses and Claims. In consideration of the financial accommodations provided to Borrower by Bank as contemplated by this Amendment, Borrower hereby waives, releases and forever discharges Bank from and against any and all rights, claims or causes of action against Bank arising under Bank's actions or inactions with respect to the Loan Documents or any security interest, lien or collateral in connection therewith as well as any and all rights of set off, defenses, claims, causes of action and any other bar to the enforcement of the Loan Documents which exist as of the date hereof.

Q.       Force and Effect. Except as otherwise modified herein, all other terms and conditions of the Loan Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed by their duly authorized officers as of the day and year first above written.

BIOANALYTICAL SYSTEMS, INC.

By:	/s/ Jill C. Blumhoff
Jill C. Blumhoff, Chief Financial Officer, VP Finance

FIRST INTERNET BANK OF INDIANA

By:	/s/ Katrina McWilliams
Katrina McWilliams, Vice President

STATE OF INDIANA	)
)SS:
COUNTY OF Tippecanoe	)

Before me the undersigned, a Notary Public in and for said County and State, personally appeared Jill C. Blumholf, the Chief Financial Officer and VP Finance of Bioanalytical Systems, Inc., an Indiana corporation, who acknowledged the execution of the above and foregoing First Amendment to Credit Agreement on behalf of said entity.

Witness my hand and Notarial Seal this 29th day of June, 2018.

/s/ Katrina McWilliams
Notary Public

Katrina J. McWilliams

My Commission Expires:	My County of Residence:

07/18/2018	Marion

EXHIBIT 2.1A

FORM OF AMENDED AND RESTATED REVOLVING NOTE

AMENDED AND RESTATED REVOLVING NOTE

$3,500,000.00	Date: July 2, 2018
Due: June 30, 2019

FOR VALUE RECEIVED, BIOANALYTICAL SYSTEMS, INC., an Indiana corporation (hereinafter referred to as "Maker"), hereby promises to pay to the order of FIRST INTERNET BANK OF INDIANA, an Indiana state bank, having its principal offices at 11201 USA Parkway, Fishers, Indiana 46037 (hereinafter referred to as "Bank''), in lawful money of the United States of America on the due date specified above, at Bank's principal offices or at such other place or to such other party as the holder hereof may from time to time designate by written notice, the principal sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) or as much thereof as may then be outstanding and to pay interest as hereinafter provided as follows:

(a)	Prior to maturity or the occurrence of an Event of Default, Maker shall pay interest on the principal balance of this Note outstanding from time to time at a floating per annum rate equal to the sum of the Prime Rate less Twenty-five Basis Points (0.25%), which rate shall change concurrently with the Prime Rate (the "Interest Rate"). Maker shall pay accrued but unpaid interest on this Note commencing on August 2, 2018, and on the 2nd day of each monthly period thereafter until maturity of this Note, whether by acceleration, demand or otherwise, at which time the unpaid balance of principal of this Note, together with all accrued but unpaid interest, costs and expenses, shall be due and payable in full.

(b)	The Borrower will make payments of principal in such amounts and at such times as are necessary to insure that the outstanding principal balance of this Note does not exceed the Borrowing Base.

(c)	After maturity and the expiration of applicable grace periods provided for in the Credit Agreement (as defined herein) or while there exists any uncured Event of Default, or in the event of acceleration hereunder or the exercise by the Bank of any remedies following any Event of Default under the Loan Documents, the rate of interest shall be increased to a per annum rate equal to the Interest Rate plus Four and No/100 Percent (4.0%) compounded monthly until paid or until the Event of Default shall have been cured.

(d)	If Maker fails to pay any amount due hereunder, or any fee in connection herewith, in full within ten (10) days after its due date, Maker, in each case, will incur and shall pay a late charge equal to Five Percent (5%) of the unpaid amount, with a minimum late charge in each instance of Twenty-Five and No/100 Dollars ($25.00). After acceleration of repayment of this Note by Bank, the payment of a late charge will not cure or constitute a waiver of any Event of Default under this Note.

All amounts payable by Maker to the Bank under this Note shall be without relief from valuation and appraisement laws and with attorneys' fees and costs of collection as provided in the Credit Agreement. Interest shall be calculated on the basis of a Three Hundred Sixty (360) day year and charged for the actual number of days elapsed during the period for which interest is being charged. If any payment of principal of or interest on this Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest shall be payable at the applicable rate for the period of such extension.

All amounts which shall be paid with respect to this Note shall be applied first to costs of collection and expenses reimbursable by Maker to Bank, secondly to the payment of interest due monthly on the outstanding balance of the principal sum or so much thereof as shall from time to time remain unpaid, and the balance of each monthly payment shall be applied on account of principal. Maker shall be permitted to prepay the outstanding principal balance of this Note on any scheduled payment date without prepayment premium or payment.

This Note evidences indebtedness incurred under a revolving line of credit extended to Maker by Bank pursuant to that certain Credit Agreement dated June 23, 2017 between the Bank and the Maker, as amended by that certain First Amendment to Credit Agreement dated as of the date hereof, as the same may be further amended from time to time (collectively, the "Credit Agreement"), to which reference is made for definitions of capitalized terms used but not otherwise defined herein, for the terms and conditions upon which payment of this Note may be accelerated and all amounts outstanding hereunder declared immediately due and payable and for the security provided for the payment of this Note.

Upon the occurrence of an Event of Default under any of the Loan Documents which secure this Note, the holder may, without demand or notice, declare all of the indebtedness evidenced by this Note and remaining unpaid balances of interest and expenses immediately due and payable by written notice to Maker, notwithstanding any term or condition in any of the Loan Documents to the contrary. This Note may also be declared due at the option of the holder hereof prior to its expressed maturity at the time, upon the terms and in the manner provided in the Loan Documents. Failure to exercise any such option shall not constitute a waiver of the right to exercise any such option if Maker is in default hereunder.

Maker and all endorsers, sureties and guarantors hereof severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest, and expressly agree that this Note and any payment coming due under it may be extended from time to time without in any way affecting their liability hereunder. This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers, and shall be binding upon them and their heirs, personal representatives, successors, and assigns.

The rights or remedies of the holder hereof as provided in this Note and the Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together.

Notwithstanding anything herein or in the Loan Documents to the contrary, no provision contained herein and no provision contained in any of the Loan Documents which purports to obligate Maker to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it requires the payment of any interest or other sums in excess of such maximum. In the event Maker shall at any time following the date hereof pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, such overpayments shall be deemed to be loans from Maker to the holder hereof, which loans shall be due and payable by the holder upon demand by Maker together with interest from the date or dates of such overpayments calculated at the same rate as Maker is required to pay under this Note, and the repayment of such loans by the holder hereof shall be the sole remedy at law or in equity of Maker for such overpayments.

The person executing this Note for and on behalf of Maker hereby certifies that he is duly empowered by Maker and has been duly authorized by all necessary action on the part of Maker to execute and deliver this Note for and on behalf of Maker.

This Note shall be construed according to and governed by the laws of the State of Indiana. Maker agrees that the state and federal courts in Marion County, Indiana, or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Note. BANK AND MAKER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

For purposes of this Note:

"Basis Point" means one one-hundredth of one percent (.01%).

"Banking Day" means a day which is not (a) a Saturday, Sunday or legal holiday on which banking institutions in the State of Indiana or the city in which the office of the Bank is located is authorized to remain closed, or (b) a day on which the New York Stock Exchange is closed. For the Bank, a "Banking Day" ends at 12:45 P.M. Eastern Standard Time, and all business transacted after such time on any particular day shall be deemed to have been transacted as of the next Banking Day.

"Borrowing Base" will have the same meaning ascribed to such term in the Credit Agreement.

"Prime Rate" means an independent index which is the highest rate identified as the "Prime Rate" in The Wall Street Journal "Money Rates" column on the date the interest rate is to be determined, or if that date is not a publication date, on the publication date immediately preceding. The Prime Rate is not necessarily the lowest rate charged by Bank on its loans. If the Prime Rate becomes unavailable, Bank may designate a substitute index after notifying Maker. Bank will inform Maker of the current Index upon Maker's request. Any changes or adjustments to the interest rate will not occur more often than each day. Maker understands that Bank may make loans based on rates other than the Prime Rate.

Maker authorizes Bank and its affiliates without notice, to apply any balances, credits, deposits or moneys of Maker in Bank's possession to payment of any of the foregoing. Time is of the essence of this Note and all other obligations of Maker to Bank or any of its affiliates.

RENEWAL AND EXTENSION. This Note is given in replacement, renewal and/or extension of, but not extinguishing the indebtedness evidenced by, the Revolving Note dated June 23, 2017, executed by Borrower to Lender, in the original principal amount of $2,000,000.00, including previous renewals or modifications thereof, if any (the "Prior Note"), and is not a novation thereof. All interest evidenced by the Prior Note being replaced, renewed, and/or extended by this Note shall continue to be due and payable until paid. All related documents executed in relation to or as security for the Prior Note remain in full force and effect.

[SIGNATURE PAGE — AMENDED AND RESTATED
REVOLVING NOTE]

IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

BIOANALYTICAL SYSTEMS, INC.

By:	EXHIBIT — DO NOT EXECUTE
Jill C. Blumhoff, Chief Financial Officer, VP Finance

Witness:

EXHIBIT — DO NOT EXECUTE

Katrina McWilliams

EXHIBIT 2.3

FORM OF TERM LOAN NOTE #2

TERM LOAN NOTE

$5,500,000.00	Date: July 2, 2018
Due: July 2, 2023

FOR VALUE RECEIVED, BIOANALYTICAL SYSTEMS, INC., an Indiana corporation (hereinafter referred to as "Maker"), hereby promises to pay to the order of FIRST INTERNET BANK OF INDIANA, an Indiana state bank, having its principal offices at 11201 USA Parkway, Fishers, Indiana 46037 (hereinafter referred to as "Bank"), in lawful money of the United States of America, at the Bank's principal offices or at such other place or to such other party as the holder hereof may from time to time designate by written notice, the principal sum of Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00) or as much thereof as may be then outstanding and to pay interest as hereinafter provided as follows:

(a)	Prior to maturity, Maker shall pay interest on the principal balance of this Note outstanding from time to time at a fixed per annum rate ("Interest Rate") equal to Five and 06/100 Percent (5.06%).

(b)	Commencing August 2, 2018, and on the 2nd day of each monthly period thereafter until and including July 2, 2023 (the "Maturity Date"), Maker shall make payments of principal and interest in monthly installments equal to Seventy-Eight Thousand Ninety-One and 42/100 Dollars ($78,091.42)(based on a seven year amortization schedule). All remaining unpaid principal, together with accrued but unpaid interest, costs and expenses shall be due and payable on the Maturity Date.

(e)	After maturity and the expiration of applicable grace periods provided for in the Credit Agreement (as defined herein) or while there exists any uncured Event of Default, or in the event of acceleration hereunder or the exercise by the Bank of any remedies following any Event of Default under the Loan Documents, the rate of interest shall be increased to a per annum rate equal to the Interest Rate plus Four and No/100 Percent (4.0%) compounded monthly until paid or until the Event of Default shall have been cured.

(d)	If Maker fails to pay any amount due hereunder, or any fee in connection herewith, in full within ten (10) days after its due date, Maker, in each case, will incur and shall pay a late charge equal to Five Percent (5%) of the unpaid amount, with a minimum late charge in each instance of Twenty-Five and No/100 Dollars ($25.00). After acceleration of repayment of this Note by the Bank, the payment of a late charge will not cure or constitute a waiver of any Event of Default under this Note.

All amounts payable by Maker to the Bank under this Note shall be without relief from valuation and appraisement laws and with attorneys' fees and costs of collection as provided in the Credit Agreement. Interest shall be calculated on the basis of a Three Hundred Sixty (360) day year and charged for the actual number of days elapsed during the period for which interest is being charged. If any payment of principal of or interest on this Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest shall be payable at the applicable rate for the period of such extension.

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This Note may be prepaid, in whole or in part, upon any scheduled payment date, provided such prepayment is accompanied by a premium equal to (i) Two Percent (2.0%) multiplied by the principal amount prepaid, for any amounts prepaid between July 2, 2018 and July 1, 2021, or (ii) One Percent (1.0%) multiplied by the principal amount prepaid, for any amounts prepaid from July 2, 2021 through the Maturity Date.

All amounts which shall be paid with respect to this Note shall be applied first to costs of collection and expenses reimbursable by the Maker to the Bank, secondly to the payment of interest due monthly on the balance of the principal sum or so much thereof as shall from time to time remain unpaid, and the balance of each monthly payment shall be applied on account of principal. All prepaid principal shall be applied to payments due under this Note in the inverse order of maturity.

This Note evidences indebtedness incurred under a term loan ("Term Loan #2") extended to the Maker by the Bank pursuant to that certain Credit Agreement dated June 23, 2017 between the Bank and the Maker, as amended by that certain First Amendment to Credit Agreement dated as of the date hereof, as the same may be further amended from time to time ("Credit Agreement"), to which reference is made for definitions of capitalized terms used but not otherwise defined herein, for the terms and conditions upon which payment of this Note may be accelerated and all amounts outstanding hereunder declared immediately due and payable and for the security provided for the payment of this Note.

Upon the occurrence of an Event of Default under any of any Loan Documents (as defined in the Credit Agreement) which secure this Note, the holder may, without demand or notice, declare all of the indebtedness evidenced by this Note and remaining unpaid balances of interest and expenses immediately due and payable by written notice to Maker, notwithstanding any term or condition in any of the Loan Documents to the contrary. This Note may also be declared due at the option of the holder hereof prior to its expressed maturity at the time, upon the terms and in the manner provided in the Loan Documents. Failure to exercise any such option shall not constitute a waiver of the right to exercise any such option if the Maker is in default hereunder.

Maker and all endorsers, sureties and guarantors hereof severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest, and expressly agree that this Note and any payment coming due under it may be extended from time to time without in any way affecting their liability hereunder. This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers, and shall be binding upon them and their heirs, personal representatives, successors, and assigns.

The rights or remedies of the holder hereof as provided in this Note and the Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together.

Notwithstanding anything herein or in the Loan Documents to the contrary, no provision contained herein and no provision contained in any of the Loan Documents which purports to obligate Maker to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it requires the payment of any interest or other sums in excess of such maximum. In the event Maker shall at any time following the date hereof pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, such overpayments shall be deemed to be loans from Maker to the holder hereof, which loans shall be due and payable by the holder upon demand by Maker together with interest from the date or dates of such overpayments calculated at the same rate as Maker is required to pay under this Note, and the repayment of such loans by the holder hereof shall be the sole remedy at law or in equity of Maker for such overpayments.

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The person executing this Note for and on behalf of Maker hereby certifies that he is duly empowered by the Maker and has been duly authorized by all necessary action on the part of Maker to execute and deliver this Note for and on behalf of the Maker.

This Note shall be construed according to and governed by the laws of the State of Indiana. Maker agrees that the state and federal courts in Marion County, Indiana, or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Note. BANK AND MAKER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

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[signature page – term loan note]

IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written

BIOANALYTICAL SYSTEMS, INC.

By:	EXHIBIT-- DO NOT EXECUTE
Jill C. Blumhoff, Chief Financial Officer, VP Finance

Witness:

EXHIBIT - DO NOT EXECUTE

Katrina McWilliams

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